UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
FIRST UNITED ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Georgia	333-130663	20-2497196
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 West Broad Street, Camilla, Georgia 31730
(Address of principal executive offices)
(229) 522-2822
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
First United Ethanol, LLC (“FUEL”) entered into a Sitework Contract (“Original Agreement”) with Folsom Construction Co. (“Folsom”), on January 17, 2007. On May 11, 2007, Change Order #1 to the Sitework Contract (“Change Order”) was negotiated and executed by both parties. Pursuant to the Change Order, Folsom will provide additional construction work necessary for preparation of the site to support construction of a 100 million gallon per year ethanol manufacturing facility. Folsom agrees to complete all additional work required by the Change Order no later than July 31, 2007. As primary consideration for the additional work, FUEL agreed to pay a lump sum of $1,533,000 to Folsom, which increased the total amount to be paid to Folsom from approximately $5,851,000 under the Original Agreement to approximately $7,384,000.

Exhibit No.	Description

99.1	Change Order #1 to Sitework Contract dated May 11, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

May 16, 2007	/s/ Anthony Flagg

Date	Anthony Flagg, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Change Order #1 to Sitework Contract dated May 11, 2007.

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